                                                        Exhibit 4

                 NAVISTAR FINANCIAL CORPORATION
                        AND SUBSIDIARIES

        INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS,
                      INCLUDING INDENTURES

The following instruments of Navistar Financial Corporation
defining the rights of security holders are incorporated herein by reference:

4.1     Credit  Agreement for  $820,000,000  Revolving Credit and
        Competitive  Advance  Facility  dated as of  December  8,
        2000,  between the  Corporation,  Arrendadora  Financiera
        Navistar,  S.A. de C.V., Servicios  Financieros Navistar,
        S.A. de C.V. and  Navistar  Comercial,  S.A. de C.V.,  as
        borrowers,  lenders  party  hereto,  The Chase  Manhattan
        Bank  as   Administrative   Agent,  Bank  of  America  as
        Syndication   Agent   and   Bank   of  Nova   Scotia   as
        Documentation   Agent.   Filed   as   Exhibit   10.05  to
        Navistar   Financial   Corporation's   Form  10-Q   dated
        March  15, 2001.  Commission  File  No. 1-4146-1.

4.2     Guarantee,   dated  as  of  December  8,  2000,  made  by
        Navistar,  in  favor  of The  Chase  Manhattan  Bank,  as
        Administrative  Agent,  for the  lenders  parties  to the
        Credit  Agreement,  dated as of December  8, 2000,  among
        Navistar    Financial    Corporation    and   Arrendadora
        Financiera Navistar,  S.A. DE C.V., Servicios Financieros
        Navistar,  S.A. DE C.V. and Navistar  Comercial,  S.A. DE
        C.V., the Lenders, Bank of America,  N.A., as syndication
        agent, The Bank of Nova Scotia,  as documentation  agent,
        and the  Administrative  Agent. Filed as Exhibit 10.07 to
        Navistar   Financial   Corporation's   Form  10-Q   dated
        March 15, 2001.  Commission  File  No. 1-4146-1.

4.3     Indenture  dated as of March  25,  2002 by and  among the
        Corporation,  Navistar and The BNY Midwest Trust Company,
        as Trustee,  for 4.75%  Subordinated  Exchangeable  Notes
        due 2009 for  $200,000,000.  Filed as Exhibit 4.1 to Form
        S-3  dated  May  7,  2002.   Filed  on  Registration  No.
        333-87716.

4.4     Registration  Rights  Agreement,  dated as of  March  25,
        2002,  by and among the  Corporation,  Navistar,  Salomon
        Smith Barney, Inc. and Banc of America  Securities,  LLC.
        Filed as  Exhibit  4.2 to Form  S-3  dated  May 7,  2002.
        Filed on Registration No. 333-87716.